                                                                    Exhibit 24.1


                        INDEPENDENT AUDITORS' CONSENT





Board of Directors
M~Wave, Inc



We have issued our report dated January 30, 1998, accompanying the consolidated financial statements and schedule included in the Annual Report of M~Wave, Inc. and Subsidiaries on Form 10-K for the year ended December 31, 1997. We hereby consent to the incorporation by reference of said report in the Registration Statements of M~Wave, Inc. and Subsidiaries on Form S-8 (File No. 33-72650), effective December 8, 1993 and on Form S-3 (File No. 33-98712), effective November 3, 1995.



GRANT THORNTON LLP

Chicago, Illinois
March 25, 1998




                                       44